Exhibit 4.1

2014 STOCK INCENTIVE PLAN

OF

INTERSECTIONS INC.

1.             Purpose.  The purpose of this Stock Incentive Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by directors, key employees, consultants and independent contractors who are employed by, or perform services for, the Corporation and its Subsidiaries and upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations.  It is anticipated that the acquisition of such proprietary interest in the Corporation will stimulate the efforts of such directors, key employees, consultants and independent contractors on behalf of the Corporation and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries.  It is also expected that the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable personnel, directors and other service providers.

2.             Definitions.  When used in this Plan, unless the context otherwise requires:

(a)           “Award Agreement” shall mean a written agreement, document or certificate that sets forth the terms, conditions and limitations applicable to an Incentive Award as set forth in Section 7 hereof.

(b)           “Board of Directors” shall mean the Board of Directors of the Corporation, as constituted at any time.

(c)           “Chairman of the Board” shall mean the person who at the time shall be Chairman of the Board of Directors.

(d)           “Change of Control” shall mean:

(i)  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Corporation, any existing director or officer of the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the Common Stock of the Corporation;

(ii)  the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

(iii)   the stockholders of the Corporation approve an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

Notwithstanding the foregoing, for purposes of above and for “Sale,”  for any Incentive Award that is considered deferred compensation under Section 409A and where Change of Control and/or Sale is a payment, delivery, or issuance event or changes the time and form of payment, delivery or issuance, an event shall not constitute a Change of Control or Sale, as applicable, for purposes of such payment, delivery or issuance (or change in time and form of payment, delivery or issuance) unless it would also be a “change in control” (whether by change in ownership, effective control or change in the ownership of a substantial portion of the assets) under Section 409A of the Code.

(e)           “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

(f)           “Committee” shall mean the Committee hereinafter described in Section 3 hereof.

(g)           “Corporation” shall mean Intersections Inc., a Delaware corporation.

(h)           “Fair Market Value” on a specified date shall mean the closing price at which one Share is traded on the stock exchange, if any, on which Shares are primarily traded, or the last sale price or average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Security Dealers Automated Quotation System, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above are applicable the value of a Share as established by the Committee for such date using any reasonable method of valuation.  Notwithstanding the foregoing, for any Incentive Award what is subject to, or eligible for an exemption from, Section 409A of the Code, fair market value shall, to the extent required under Section 409A, be in accordance with Section 409A of the Code, if applicable.

(i)           “Incentive Award” shall mean an Option, SAR, Restricted Stock Award or RSU Award granted pursuant to this Plan.

(j)           “Options” shall mean the stock options granted pursuant to this Plan in accordance with Section 8(a) hereof.

(k)           “Plan” shall mean this 2014 Stock Incentive Plan of Intersections Inc., as adopted by the Board of Directors on March 17, 2014, subject to approval by the stockholders of the Corporation, as such Plan from time to time may be amended.

(l)           “Restricted Shares” shall mean the Shares issued as a result of a Restricted Stock Award.

(m)           “Restricted Stock Award” shall mean a grant of Shares or of the right to purchase Shares in accordance with Section 9 hereof.

(n)           “RSU” shall mean an unfunded and unsecured promise of the Corporation to deliver (or cause to be delivered) to the holder, a Share (or, in the sole discretion of the Board of Directors, cash equal to the Fair Market Value of the Share) on a delivery date as provided under the applicable Award Agreement.

(o)           “RSU Award” shall mean a grant of RSUs in accordance with Section 10 hereof.

(p)           “Sale” shall mean (i) an acquisition of securities of the Corporation as described in clause (i) of the definition of a Change of Control, except that “more than 50%” shall be substituted for “30% or more”; or (ii) the consummation of the transaction approved by the stockholders of the Corporation as described in clause (ii) or (iii) of the definition of a Change of Control.

(q)           “SAR” shall mean a stock appreciation right granted pursuant to the Plan in accordance with Section 8(b) hereof.

(r)           “Section 409A” shall mean Section 409A of the Code, as amended, and the regulations, rulings, notices or other guidance promulgated thereunder.

(s)           “Share” shall mean a share of common stock of the Corporation.

(t)           “Subsidiary” shall mean any corporation or, for Incentive Awards other than Options that are incentive stock options, other business entity (whether or not incorporated) 50% or more of whose stock or interests having general voting power is owned by the Corporation, or by another Subsidiary as herein defined, of the Corporation.

3.             Committee.  The Plan shall be administered by the Compensation Committee which shall consist of two or more directors of the Corporation, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code.  The members of the Committee shall be selected by the Board of Directors.  Any member of the Committee may resign by giving written notice thereof to the Board of Directors, and any member of the Committee may be removed at any time, with or without cause, by the Board of Directors.  If, for any reason, a member of the Committee shall cease to serve, the vacancy shall be filled by the Board of Directors.  The Committee shall have full power and authority to administer and interpret the Plan.  Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan, any Award Agreements and Incentive Awards shall be final, conclusive and binding.  The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem necessary and advisable, including to make the Plan and Incentive Awards effective or provide for their administration, and may take such other action with regard to the Plan and Incentive Awards as it shall deem desirable to effectuate their purpose.  The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons at the expense of the Corporation and the Committee, the Corporation and the officers or directors of the Corporation shall be entitled to rely upon the advice, opinions or valuations of such persons.

4.             Participants.  The class of persons who are potential recipients of Incentive Awards granted under this Plan consist of the (i) directors of the Corporation or a Subsidiary, (ii) key employees of the Corporation or a Subsidiary, and (iii) consultants and independent contractors used by the Corporation or a Subsidiary, in each case as determined by the Committee in its sole discretion.  The directors, key employees, consultants and independent contractors to whom Incentive Awards are granted under this Plan, and the number of Shares subject to each such Incentive Awards, shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of this Plan.

5.             Types of Incentive Awards Under the Plan.  Incentive Awards may be made under the Plan in the form of Options, SARs, Restricted Stock Awards and RSU Awards.

6.             Shares.  The Committee may, but shall not be required to, grant, in accordance with this Plan, Incentive Awards with respect an aggregate of up to 3,000,000 Shares, which may be either Shares held in treasury or authorized but unissued Shares.  The maximum number of Shares, subject to adjustment under Section 15 of the Plan, which may be made the subject of Options that are incentive stock options is 3,000,000.  The maximum number of Shares, subject to adjustment under Section 15 of the Plan, which may be (i) made the subject of Options that are incentive stock options granted to any individual during any calendar year shall not exceed 1,000,000 Shares, (ii) made the subject of Options or SARs granted to any individual during any calendar year shall not exceed 1,000,000 Shares or (iii) made the subject of Incentive Awards other than Options or SARs granted to any individual during any calendar year shall not exceed 1,000,000.  If the Shares that would be issued or transferred pursuant to any Incentive Award are not issued or transferred and cease to be issuable or transferable for any reason, or if Restricted Shares which are subject to a Restricted Stock Award are forfeited, the number of Shares subject to such Incentive Award will no longer be charged against the limitation provided for herein and may again be made subject to Incentive Awards; provided, however, that any RSUs as to which a cash payment has been made in settlement thereof shall continue to reduce, by an equivalent number of Shares, the number of Shares which may again be made subject to Incentive Awards; provided, further, that with respect to any Incentive Awards granted to any person who is a “covered employee” as defined in Section 162(m) of the Code and the regulations promulgated thereunder that is canceled or repriced, the number of Shares subject to such Incentive Award shall continue to count against the maximum number of Shares which may be the subject of Incentive Awards granted to such person and such maximum number of Shares shall be determined in accordance with Section 162(m) of the Code and the regulations promulgated thereunder.

Nothing herein contained shall be construed to prohibit the issuance of Incentive Awards at different times to the same employee, director, consultant or independent contractor.

7.             Incentive Award Agreements.  Each Incentive Award granted under the Plan shall be evidenced by an Award Agreement.  Each respective Award Agreement shall be in substantially the form attached hereto as Exhibits A, B, C or D or in such other form as may be determined by the Committee from time to time.  The Award Agreement shall contain such provisions as the Committee in its discretion deems necessary or desirable, consistent with the terms of the Plan, and need not be identical with respect to each Incentive Award.  In the case of Options, the Award Agreement shall indicate whether or not the Option is to be treated as an incentive stock option.  By accepting an Incentive Award, the holder of the Incentive Award agrees that the Incentive Award shall be subject to all the terms and provisions of the Plan and the applicable Award Agreement.

8.             Grant of Options and SARs.

(a)           Options.

(i)  Types of Options.  At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (i) is to be treated as an incentive stock option within the meaning of Section 422 of the Code, or (ii) is not to be treated as an incentive stock option for purposes of this Plan and the Code.  No Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any individual who, at the time of such grant, is not an employee of the Corporation or a Subsidiary.  Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as incentive stock options, and any other incentive stock options, granted to an employee (under this Plan, or any other incentive stock option plan maintained by the Corporation or any Subsidiary that meets the requirements of Section 422 of the Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Options which are not incentive stock options.  Options with respect to which no designation is made by the Committee shall be deemed to be incentive stock options to the extent that the $100,000 limitation described in the preceding sentence is met.  This paragraph shall be applied by taking options into account in the order in which they are granted.

(ii)  Price.  The price per Share of the Shares to be purchased pursuant to the exercise of any Option shall be fixed by the Committee at the time of grant; provided, however, that the purchase price per share of the Shares to be purchased pursuant to the exercise of an Option shall, in accordance with Section 409A of the Code, not be less than the Fair Market Value of a Share on the day on which the Option is granted.

(iii)  Duration of Options.  The duration of any Option granted under this Plan shall be fixed by the Committee in its sole discretion; provided, however, that no Option shall remain exercisable for a period of more than ten years from the date upon which the Option is granted.

(iv)  Ten Percent Shareholders.  Notwithstanding any other provision of this Plan to the contrary, no Option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns shares possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, unless the exercise price under such Option is at least 110% of the Fair Market Value of a Share on the date such Option is granted and the term of such Option is no more than five years.

(v)  Exercise of Options.  An Option, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed at the time of grant by the Committee.

a)      Notwithstanding the foregoing, all or any part of any remaining unexercised Options (whether or not vested) granted to any person may be exercised, subject to the timing provisions of Section 13 hereof, in the following circumstances: (a) upon the holder’s retirement from the Corporation and all Subsidiaries on or after his 65th birthday, (b) upon the disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or death of the holder, (c) upon a Change of Control while the holder is in the employ or service of the Corporation, or (d) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

b)      An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect, together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Chairman of the Board of Directors or an officer of the Corporation appointed by the Chairman of the Board of Directors for the purpose of receiving the same.  Payment of the full purchase price shall be made as follows: in cash; by check payable to the order of the Corporation; by delivery to the Corporation of Shares which the holder has beneficially owned for at least six months and which shall be valued at their Fair Market Value on the date of exercise of the Option; by providing with the exercise notice an order to a designated broker to sell part or all of the Shares and to deliver sufficient proceeds to the Corporation, in cash or by check payable to the order of the Corporation, to pay the full purchase price of the Shares and all applicable withholding taxes; cashless or net exercise method whereby the Corporation shall retain such number of Shares otherwise issuable in connection with the exercise of such Option as shall have a Fair Market Value equal to the aggregate exercise price with respect of such exercised Options  (subject to Section 18 hereof) or by such other methods as the Committee may permit from time to time. No Option may be granted pursuant to the Plan or exercised at any time when such Option, or the granting, exercise or payment thereof, may result in the violation of any law or governmental order or regulation.

c)      Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate or electronic delivery for the Shares purchased pursuant to the exercise of the Option.  If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled thereto a new Option certificate or electronic delivery in replacement of the certificate or electronic delivery surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or the original Option certificate or electronic delivery shall be endorsed to give effect to the partial exercise thereof.

(b)           SARs.

(i)  Price.  The price per Share of a SAR shall be fixed by the Committee at the time of grant; provided, however, that the purchase price per Share shall, in accordance with Section 409A of the Code, not be less than the Fair Market Value of a Share on the day on which the SAR is granted.

(ii)  Duration of SARs.  The duration of any SARs granted under this Plan shall be fixed by the Committee in its sole discretion; provided, however, that no SAR shall remain exercisable for a period of more than ten years from the date upon which the SAR is granted.

(iii)  Method of Exercise.  A SAR, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed at the time of grant by the Committee.

a)      Notwithstanding the foregoing, all or any part of any remaining unexercised SARs (whether or not vested) granted to any person may be exercised, subject to the timing provisions of Section 13 hereof, in the following circumstances: (a) upon the holder’s retirement from the Corporation and all Subsidiaries on or after his 65th birthday, (b) upon the disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or death of the holder, (c) upon a Change of Control while the holder is in the employ or service of the Corporation, or (d) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

b)      A SAR shall be exercised by the delivery of written notice duly signed by the holder thereof to such effect, together with the SAR certificate to the Chairman of the Board of Directors or an officer of the Corporation appointed by the Chairman of the Board of Directors for the purpose of receiving the same.  Such exercise may be a cashless or net exercise whereby the Corporation shall retain that number of Shares (or other consideration which may be paid or delivered as determined by the Committee in respect thereof) in connection with the exercise of the SAR as shall have the Fair Market Value necessary to satisfy any withholding of taxes as described in Section 18 hereof or such other method as permitted by the Committee.

c)      Unless otherwise determined by the Committee, or as otherwise provided in the applicable Award Agreement, upon exercise of an outstanding exercisable SAR, each SAR shall entitled the holder thereof upon exercise to an amount equal to (I) the excess of (a) the Fair Market Value of a Share (on the exercise date) over (b) the Price of such SAR multiplied by (II) the number of SARs exercised.  Payment shall be made in Shares (valued at such Fair Market Value) or, if determined by the Committee in cash (or a combination of the two).

9.             Restricted Stock Awards.  The Committee shall have the authority to grant Restricted Stock Awards subject to the following terms and conditions:

(a)           Transfer Restrictions.  Restricted Shares shall be subject to such transfer restrictions and risk of forfeiture as the Committee shall determine at the time the Restricted Stock Award is granted, until such specific conditions are met (which conditions may be based on continuing employment or service, or achievement of pre-established performance objectives, or a combination of such conditions).  The Restricted Shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are satisfied, removed or expire.

(b)           Legend.  Each certificate representing Restricted Shares issued pursuant to a Restricted Stock Award under this Plan shall bear a legend making appropriate reference to the restrictions imposed.

(c)           Lapse of Restrictions.  The restrictions imposed under subsection (a) hereof upon Restricted Shares shall lapse in accordance with a schedule or such other conditions as shall be determined by the Committee, subject to the provisions of Section 12 hereof.

(d)           Stock Certificate.  Prior to the satisfaction, expiration or lapse of all of the restrictions and conditions imposed upon Restricted Shares, a stock certificate or certificates representing such Restricted Shares shall be registered in the holder’s name but shall be retained by the Corporation for the holder’s account.  The holder shall have the right to vote such Restricted Shares and shall have all other rights and privileges of a beneficial and record owner with respect thereto, including, without limitation, the right to receive dividends, distributions and adjustments with respect thereto; provided, however, that such dividends, distributions and adjustments shall be retained by the Corporation for the holder’s account and for delivery to the holder, together with the stock certificate or certificates representing such Restricted Shares, as and when said restrictions and conditions shall have been satisfied, expired or lapsed.

(e)           Purchase Price.  The purchase price per Share for Restricted Shares to be purchased pursuant to Restricted Stock Awards shall be fixed by the Committee at the time of the grant of the Restricted Stock Award; provided, however, that such purchase price shall not be less than the par value of such Shares.  Payment of such purchase price shall be made in cash or by check payable to the order of the Corporation or by such other method as the Committee may permit.

(f)           Other Restrictions.  The Committee may impose such other conditions as it may deem advisable on any Restricted Shares granted to or purchased pursuant to a Restricted Stock Award under this Plan, including, without limitation, restrictions under the requirements of any stock exchange upon which such Shares or shares of the same class are then listed, and under any securities law applicable to such Shares.

10.           RSU Awards.  The Committee shall have the authority to grant RSU Awards subject to the following terms and conditions:

(a)           Vesting Conditions.  RSUs shall be subject to such vesting conditions as the Committee shall determine at the time the RSU Award is granted (which conditions may be based on continuing employment, service or achievement of pre-established performance objections, or a combination of such conditions).

(b)           Other Conditions.  The Committee may impose such other conditions as it may deem advisable on any RSU Awards granted under this Plan, including, without limitation, restrictions under the requirements of any stock exchange upon which Shares or shares of the same class are then listed, and under any securities law applicable to such Shares.

(c)           Payment and Delivery of Shares or Cash.  Unless otherwise provided in the Award Agreement, upon satisfaction of the vesting conditions or restrictions specified by the Committee, the Corporation shall deliver to the holder one unrestricted, fully transferable Share (or, in the sole discretion of the Board of Directors, cash equal to the Fair Market Value of the Share) for each vested RSU to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied.  Unless otherwise provided in an Award Agreement, in no event shall vested RSUs be settled later than March 15th following the year in which such RSU vests.

11.           Performance Criteria.  Performance objectives for Incentive Awards may be based upon one or more of the following criteria: (i) consolidated income before or after taxes; (ii) EBITDA; (iii) adjusted EBITDA; (iv) net operating income; (v) net income; (vi) net income per Share; (vii) book value per Share; (viii) total shareholder return; (ix) expense management; (x) return on investment; (xi) improvements in capital structure; (xii) profitability of an identifiable business unit; (xiii) maintenance or improvement of debt to equity ratio or other ratios; (xiv) stock price; (xv) funds from operations, as the same may or may not be adjusted; (xvi) cash flow; (xvii) working capital; and (xviii) for Incentive Awards not intended to comply with the performance exception under Section 162(m) of the Code, such other standards as determined by the Committee in its sole discretion.  Performance objectives may be in respect of the performance of the Corporation and its Subsidiaries (which may be on a consolidated basis), or a Subsidiary, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.  In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance objectives may be calculated without regard to extraordinary items.  For Incentive Awards not intended to comply with the performance exception under Section 162(m) of the Code, prior to the end of a performance cycle, the Committee, in its discretion, may adjust the performance objectives to reflect a change in capitalization or any other event which may materially affect the performance of the Corporation or a Subsidiary, including, but not limited to, market conditions or a significant acquisition or disposition of assets or other property by the Corporation or a Subsidiary.  A performance cycle shall mean the time period specified by the Committee at the time an Incentive Award that is subject to performance criteria is granted during which the performance of the Corporation or a Subsidiary will be measured.

12.           Restrictions on Transferability of Incentive Awards.  Incentive Awards shall not be transferable otherwise than by will or by the laws of descent and distribution or as provided in this Section 12.  Notwithstanding the preceding the Committee may, in its discretion, authorize a transfer of all or a portion of any Incentive Award, other than an Option which is intended to qualify as incentive stock option, by the initial holder to (i) the spouse, children, stepchildren, grandchildren or other family members of the initial holder (“Family Members”), (ii) a trust or trusts for the exclusive benefit of such Family Members, or (iii) such other persons or entities which the Committee may permit; provided, however, that subsequent transfers of such Incentive Awards shall be prohibited except by will or the laws of descent and distribution.  Any transfer of such an Incentive Award shall be subject to such terms and conditions as the Committee shall approve, including that such Incentive Award shall continue to be subject to the terms and conditions of the Incentive Award and of the Plan as amended from time to time.  The events of termination of employment or service under Section 13 shall continue to be applied with respect to the initial holder, following which a transferred Incentive Award shall be exercisable by the transferee only to the extent and for the periods specified under Section 13.  An Option which is intended to qualify as an incentive stock option shall not be transferable otherwise than by will or by the laws of descent and distribution and shall be exercisable during the holder’s lifetime only by the holder thereof.  Any sale, exchange, transfer, assignment, pledge, hypothecation, fractionalization, hedge or other disposition in violation of this Section shall be void and shall not be recognized by the Corporation.

13.           Termination of Employment or Service.

(a)           Stock Options and SARs.  Except as otherwise provided by the Compensation Committee or in an applicable Award Agreement, all or any part of any Option or SAR, to the extent unexercised, shall terminate immediately (i) in the case of an employee, upon the cessation or termination for any reason of the Option or SAR holder’s employment by the Corporation and all Subsidiaries, or (ii) in the case of a director, consultant or independent contractor of the Corporation or a Subsidiary who is not also an employee of the Corporation or a Subsidiary, upon the holder’s ceasing to serve as a director, consultant or independent contractor of the Corporation or a Subsidiary, except that in either case the Option or SAR holder shall have three months following the cessation of his employment with the Corporation and Subsidiaries or his service as a director, consultant or independent contractor of the Corporation or a Subsidiary, as the case may be, and no longer, within which to exercise any unexercised Option or SAR that he could have exercised on the day on which such employment, or service as a director, consultant or independent contractor, terminated; provided that such exercise must be accomplished prior to the expiration of the term of such Option or SAR.  Notwithstanding the foregoing, if the cessation of employment or service as a director, consultant or independent contractor is due to retirement on or after attaining the age of sixty-five (65) years, or to disability (to an extent and in a manner as shall be determined in each case by the Committee in its sole discretion) or to death, the Option or SAR holder or the representative of the Estate or the heirs of a deceased Option or SAR holder shall have the privilege of exercising the Options or SARs which are unexercised at the time of such retirement, or of such disability or death; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option or SAR and (i) within three months of the Option or SAR holder’s retirement, or (ii) within six months of the Option or SAR holder’s disability or death, as the case may be.  If the employment or service of any Option or SAR holder with the Corporation or a Subsidiary shall be terminated because of the Option or SAR holder’s violation of the duties of such employment or service with the Corporation or a Subsidiary as he may from time to time have, the existence of which violation shall be determined by the Committee in its sole discretion (which determination by the Committee shall be conclusive), all unexercised Options or SARs of such holder shall terminate immediately upon such termination of the holder’s employment or service with the Corporation and all Subsidiaries, and an Option or SAR holder whose employment or service with the Corporation and Subsidiaries is so terminated, shall have no right after such termination to exercise any unexercised Option or SAR he might have exercised prior to the termination of his employment or service with the Corporation and Subsidiaries.

(b)           Restricted Stock Awards and RSU Awards.  Except as otherwise provided by the Compensation Committee or an applicable Award Agreement, if a holder of a Restricted Stock Award or RSU Award shall voluntarily or involuntarily leave the employ or service of the Corporation or any Subsidiary, then (i) all Restricted Shares subject to restrictions at the time his employment or service terminates (and any dividends, distributions and adjustments retained by the Corporation with respect thereto), and (ii) any RSUs subject to an RSU Award which is not vested at the time his employment or service terminates, shall be forfeited and any consideration received therefor from the holder shall be returned to the holder.  Notwithstanding the foregoing, all restrictions to which Restricted Stock Awards are subject shall lapse, and the vesting conditions or restrictions under an RSU Award shall be deemed to be satisfied, upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

14.           Acceleration Events.  Notwithstanding anything else in the Plan to the contrary and unless otherwise provided in the Award Agreement, all Incentive Awards shall fully vest (i) upon the disability to the extent determined by the Committee in its sole discretion or death of the Incentive Award holder or (ii) upon a Change of Control or Sale while the Incentive Award holder is in the employ or service of the Corporation.  “Fully Vest” shall mean (i) with respect to any Options or SARs, become fully vested and exercisable in accordance with Section 8, (ii) with respect to any other Incentive Awards, become fully vested and any restrictions applicable to such Incentive Awards shall lapse and such Incentive Awards denominated in stock will be immediately paid out, and (iii) any other conditions on such Incentive Awards shall be deemed to be fully satisfied.

15.           Adjustment of Incentive Awards; Corporate Transactions.

(a)           If prior to the complete exercise of any Option or SAR or prior to the satisfaction, expiration or lapse of all of the restrictions and conditions imposed pursuant to a Restricted Stock Award or RSU Award, there shall be declared and paid a stock dividend upon the common stock of the Corporation or if the common stock of the Corporation shall be split up, converted, exchanged, reclassified, or in any way substituted for,

(i)  Options and SARs.  In the case of an Option or SAR, then the Option or SAR, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option or SAR to such number and kind of securities or other property subject to the terms of the Option or SAR to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option or SAR at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution; and the aggregate purchase or exercise price upon the future exercise of the Option or SAR shall be the same as if the originally optioned Shares were being purchased thereunder.  Notwithstanding the foregoing, any such adjustments shall be made in accordance with Sections 424 and 409A of the Code, as applicable.

(ii)  Restricted Shares.  In the case of a Restricted Share issued pursuant to a Restricted Stock Award, the holder of such Incentive Award shall receive, subject to the same restrictions and other conditions of such Incentive Award, the same securities or other property as are received by the holders of the Corporation’s Shares pursuant to such stock dividend, split-up, conversion, exchange, reclassification or substitution; and

(iii)  RSU.  In the case of an RSU Award, the holder shall receive, at such time as would otherwise apply under such Incentive Award, such number and kind of securities or cash or other property to which he would have been entitled had he actually owned the Shares subject to the RSU Award at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution.

Any fractional shares or securities issuable as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time such shares or securities would have otherwise been issued.  If any such event should occur, the number of Shares with respect to which Incentive Awards remain to be issued, or with respect to which Incentive Awards may be reissued, shall be adjusted in a similar manner.

Notwithstanding any other provision of the Plan, in the event of a recapitalization, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or outstanding Shares, the Committee may make such equitable adjustments to the number of Shares and the class of shares available hereunder or to any outstanding Incentive Awards as it shall deem appropriate to prevent dilution or enlargement of rights; provided, however, that with respect to Options and SARs any such adjustment shall be made in accordance with Sections 424 and 409A of the Code, as applicable.

(b)           In addition, in the event of a liquidation, dissolution, merger or consolidation involving the Company, including, without limitation upon a Change of Control or Sale, the Committee may, in its sole discretion, either (alone or in combination), after giving effect to any accelerated vesting, payment or other distribution under the Plan (whether by Section 14 or otherwise), to the extent applicable: (i) provide for the assumption of such Incentive Awards theretofore granted, or the substitution for such Incentive Awards of new awards of the successor company or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise price, to the extent applicable, consistent with Sections 409A and 424 of the Code, as applicable; (ii) provide for the acceleration of the vesting, lapse of restrictions, payment, delivery or issuance and/or exercisability of the Incentive Award (to the extent not already otherwise provided under the Plan); (iii) for Incentive Awards that are convertible, exchangeable or exercisable, provide written notice to any holder of such Incentive Award that the Incentive Award shall be terminated to the extent that it is not converted, exchanged or exercised prior to a date certain specified in such notice; and/or (iv) provide that the holder of any such Incentive Award, to the extent then vested, shall be entitled to receive from the Company an amount equal to the Fair Market Value of such Awards as of the date of such event which, in the case of any Option or SAR, shall be an amount equal to the excess of (A) the Fair Market Value (determined on the basis of the amount received by shareholders of the Company in connection with such transaction and, if determined by the Committee, at such times as received by the shareholders of the Company, all to the extent consistent with Section 409A, to the extent applicable) to any Award over (B) the aggregate purchase price which would be payable for such Shares upon the conversion, exchange or exercise of such Award (for avoidance of doubt, if such exercise price is less than such Fair Market Value, the Option or SAR may be cancelled for no consideration or for such consideration that the Committee shall determine or as provided by the agreement effectuating the event).

16.           Issuance of Shares and Compliance with Securities Act.  The Corporation may postpone the issuance and delivery of Shares pursuant to any grant or exercise of an Incentive Award until (i) the admission of such Shares to listing on any stock exchange on which Shares of the Corporation of the same class are then listed, and (ii) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable.  Any holder of an Incentive Award shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended (the “Securities Act”), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act.  The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the grant or exercise of an Incentive Award, or may issue stop transfer orders in respect thereof.

17.           No Right of Employment or Service.  Nothing contained herein, in the Award Agreement or in an Incentive Award shall be construed to confer on any employee or director any right to be continued in the employ of the Corporation or any Subsidiary or as a director of the Corporation or a Subsidiary or derogate from any right of the Corporation and any Subsidiary to request the resignation of or discharge any employee, director, consultant or independent contractor (without or with pay), at any time, with or without cause.

18.           Income Tax Withholding.  If the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any Federal, State or local tax rules or regulations in respect of any Incentive Award, the Corporation or the Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder of such Incentive Award.  In any event, the holder shall make available to the Corporation or Subsidiary, promptly when requested by the Corporation or such Subsidiary, sufficient funds to meet the requirements of such withholding; and the Corporation or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or Subsidiary out of any funds or property (including Shares that would otherwise be issuable to the holder pursuant to the Incentive Award) due or to become due to the holder of such Incentive Award.  In addition, if allowed by the Committee, such taxes may be paid by the withholding of cash or Shares which would be paid or delivered pursuant to such grant or exercise of Incentive Award.  Notwithstanding the foregoing or anything else in the Plan to the contrary, in no event may Shares with a Fair Market Value in excess of the legally required withholding amount based on the minimum statutory withholding rates for federal and state tax purposes that are applicable to such supplemental taxable income be withheld for the payment of tax obligations (in whole or part).

19.           Conformity to Section 409A of the Code. It is intended that all Incentive Awards under this Plan and any Award Agreement, either be exempt from or structured to avoid taxation under Section 409A. All Options, SARs or other similar Incentive Awards that are granted with an exercise price shall either be granted with an exercise price such that the Incentive Award would not constitute deferred compensation under Section 409A or shall otherwise be structured to avoid taxation under Section 409A. Any ambiguity in this Plan and any Award Agreement shall be interpreted to either fall within an exemption to or comply with Section 409A. To the extent applicable, (i) each amount or benefit payable pursuant to this Plan and any Award Agreement shall be deemed a separate payment for purposes of Section 409A and (ii) in the event the stock of the Corporation is publicly traded on an established securities market or otherwise and the holder of an Incentive Award is a “specified employee” (as determined under the Corporation’s administrative procedure for such determinations, in accordance with Section 409A) at the time of the holder’s termination of employment, any payments under this Plan or any Award Agreement that are deemed to be deferred compensation subject to Section 409A shall, to the extent required under Section 409A, not be paid or begin payment until the earlier of the holder’s death or the first day following the six (6) month anniversary of the holder’s date of termination of employment.  If an Incentive Award is nonqualified deferred compensation subject to Section 409A, any use of the term “termination of employment” shall mean a “separation from service.”  In no event shall the Corporation, the Board of Directors, the Committee or any of the Corporation’s officers, directors, employees or representatives have any liability to the holder of an Incentive Award with respect to this Section 19.

20.           Amendment of the Plan.  Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Incentive Awards not theretofore granted and, the Board of Directors or the Committee may amend any outstanding Incentive Awards; provided, however, that no such action shall modify any Incentive Award in a manner adverse in any material respect to the holder of such Incentive Award without such holder’s consent except as such modification is provided for or contemplated in the terms of the Incentive Award or the Plan (including, for avoidance of doubt, pursuant to Section 15 hereof) or as required to comply with law or the applicable requirements of Section 409A of the Code.  Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of Shares issuable under the Plan or to any individual during any calendar year or change the class of persons to whom Incentive Awards may be granted shall be subject to the approval of the stockholders of the Corporation within one year of such amendment and, to the extent required by Section 422 of the Code, Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or applicable law or securities exchange rule, no amendment shall be effective unless approved by the shareholders of the Corporation.

21.           Non-Uniform Determinations.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive or are eligible to receive Incentive Awards (whether or not such persons are similarly situated).  Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Incentive Awards under the Plan and the terms and provisions of such Incentive Awards.

22.           Section Headings; Construction.  The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.  All words used in this Plan shall be construed to be of such gender or numbers as the circumstances require.  Unless otherwise expressly providing, the word “including” does not limit the preceding words or terms.

23.           Severability; Entire Agreement.  In the event any provision of the Plan or any Award Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the illegality, invalidity or unenforceability shall not affect the remaining provisions of the Plan and such Award Agreement and such illegal, invalid or unenforceable provision shall be deemed modified as if such provision had not be included.

24.           Survival of Terms; Conflicts.  The provisions of this Plan shall survive the termination of this Plan to the extent consistent with, or necessary to carry out, the purposes thereof. To the extent of any conflict between the Plan and any Award Agreement the Plan will control, provided, however, that may impose any Award Agreement may impose greater restrictions or grant lesser rights than the Plan.

25.           Successors and Assigns.  The terms of the Plan shall be binding upon and inure to the benefit of the Corporation, its Subsidiaries and their successors and assigns.

26.           Governing Law.  All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

27.           Effective Date.   This Plan is conditioned upon its approval by the stockholders of the Corporation in accordance with Sections 422 and 162(m) of the Code and the applicable listing standards of The Nasdaq Stock Market, and any Incentive Awards granted prior to the date of such approval shall be conditioned upon such stockholder approval.  If such approval is not obtained, then the Plan and any such Incentive Awards shall be void and of no force or effect.

28.           Final Grant Date.  No Incentive Award shall be granted under the Plan after May 14, 2024.

Exhibit A

OPTION CERTIFICATE

INCENTIVE STOCK OPTION
(Non-Assignable)

__________________ Shares

To Purchase Common Stock of

INTERSECTIONS INC.

Issued Pursuant to the
2014 Stock Incentive Plan of Intersections Inc.

THIS CERTIFIES that on ______________________, 20__, ___________________________ (the “Holder”) was granted an incentive stock option (“Option”) to purchase at the Option exercise price of $__________ per share all or any part of ______________________ fully paid and non-assessable shares (“Shares”) of the common stock of Intersections Inc. (the “Corporation”), pursuant to the 2014 Stock Incentive Plan of Intersections Inc. (the “Plan”), upon and subject to the following terms and conditions.

This Option shall expire on ________________, 20__.

This Option may be exercised or surrendered during the Holder’s lifetime only by the Holder.  This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution.

Except as otherwise provided pursuant to the Plan, this Option shall be exercisable as follows:  [Add Exercise Rate].  In no event, however,  may the Option be exercised after the Option’s expiration date or after an earlier termination of exercisability of the Option pursuant to the Plan in connection with the Holder’s termination of employment or service with the Corporation or its subsidiaries.

The Option and this Option certificate are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms and conditions of which are hereby incorporated as though set forth at length, and a copy of which is attached to this certificate.  A determination of the Committee under the Plan as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final.  The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

WITNESS the signature of the Corporation’s duly authorized officer as of the date first written above.

INTERSECTIONS INC.

By:

Exhibit B

OPTION CERTIFICATE

NON-QUALIFIED STOCK OPTION

__________________ Shares

To Purchase Common Stock of

INTERSECTIONS INC.

Issued Pursuant to the
2014 Stock Incentive Plan of Intersections Inc.

THIS CERTIFIES that on ______________________, 20__, ___________________________ (the “Holder”) was granted an option (“Option”), which is not to be treated as an incentive stock option under Section 422 of the Internal Revenue Code, to purchase at the Option exercise price of $__________ per share all or any part of ______________________ fully paid and non-assessable shares (“Shares”) of the common stock of Intersections Inc. (the “Corporation”), pursuant to the 2014 Stock Incentive Plan of Intersections Inc. (the “Plan”), upon and subject to the following terms and conditions.

This Option shall expire on ________________, 20__.

This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution or as otherwise provided pursuant to the Plan.

Except as otherwise provided pursuant to the Plan, this Option shall be exercisable as follows:  [Add Exercise Rate].  In no event, however, may the Option be exercised after the Option’s expiration date or after an earlier termination of exercisability of the Option pursuant to the Plan in connection with the Holder’s termination of employment or service with the Corporation or its subsidiaries.

The Option and this Option certificate are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms and conditions of which are hereby incorporated as though set forth at length, and a copy of which is attached to this certificate.  A determination of the Committee under the Plan as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final.  The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

WITNESS the signature of the Corporation’s duly authorized officer as of the date first written above.

INTERSECTIONS INC.

By:

Exhibit C

INCENTIVE AWARD AGREEMENT

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT, made as of _________, 20__, by and between Intersections Inc. (the “Corporation”) and ______ (the “Holder”).

WHEREAS, the Corporation has established the 2014 Stock Incentive Plan (the “Plan”) pursuant to which shares of the Corporation’s common stock, par value $.01 per share (“Shares”), may be awarded to employees, directors, consultants and independent contractors of the Corporation and its Subsidiaries; and

WHEREAS, the Corporation has granted to the Holder a restricted stock award pursuant to the Plan; and

WHEREAS, it is intended that this Agreement shall set forth the terms, conditions and restrictions imposed with respect to said restricted stock award;

NOW, THEREFORE, the parties hereto agree as follows:

1.           Restricted Stock Award.

(a)           Pursuant to the Plan, the Holder has been awarded on _______________, 200_ (the “Award Date”), a restricted stock award with respect to __________ Shares (the “Restricted Stock Award”), subject to the terms, conditions and restrictions set forth in the Plan and in this Agreement.  The purchase price for the Shares subject to the Restricted Stock Award shall be $.01 per Share, payable in cash, or by check to the order of the Corporation, within 30 days after the Award Date.

(b)           The Restricted Stock Award and this Agreement are subject to all of the terms and conditions of the Plan, which terms and conditions are hereby incorporated by reference.  Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2.           Vesting and Restrictions.  Restrictions shall be imposed on a transfer of the Shares issued pursuant to the Restricted Stock Award, and such Shares shall be subject to risk of forfeiture, as follows:

Except as otherwise provided pursuant to the acceleration provisions of the Plan, the Shares issued pursuant to the Restricted Stock Award shall become vested as follows [ADD VESTING SCHEDULE]; provided the Holder is still in the employ or service of the Corporation or a Subsidiary on each such respective vesting date.  Restrictions shall be imposed on any transfer of the Shares subject to the Restricted Stock Award until such time as the Shares shall become vested in accordance with this Section 2.  If the Holder’s employment or service with the Corporation and its Subsidiaries terminates prior to the date on which the Shares become vested, any Shares (and any dividends, distributions and adjustments with respect thereto) which were not theretofore vested shall be forfeited and the purchase price paid therefor shall be returned to the Holder.  Any other applicable restrictions or conditions under the requirements of any stock exchange upon which the Shares issued pursuant to the Restricted Stock Award or shares of the same class are then listed, and under any securities law applicable to such Shares, shall be imposed.

3.           Stockholder Rights.  Except to the extent of the restrictions set forth in Section 2, the Holder shall have all the rights and privileges of a beneficial and record owner with respect to the Shares issued pursuant to the Restricted Stock Award; provided, however, that (i) any stock certificate or certificates representing such Shares shall be retained by the Corporation for the Holder’s account until such Shares become vested, and (ii) dividends, distributions and adjustments with respect to such Shares shall be subject to the same restrictions and risk of forfeiture as are imposed on the Shares, and shall be retained by the Corporation for the Holder’s account and for delivery to the Holder, together with the stock certificate or certificates representing such Shares, if, as and when such Shares become vested.

4.           Restrictive Legend.  Any certificate representing Shares issued pursuant to the Restricted Stock Award shall bear a legend making appropriate references to the restrictions imposed by this Agreement.  At such time as Shares become vested pursuant to this Agreement, a new certificate representing such Shares shall be issued (in substitution for the prior certificate) which shall, if applicable, bear a legend making appropriate references to any restrictions imposed by stock exchange and/or securities law requirements.  Notwithstanding any other provision of this Agreement or the Plan to the contrary, in lieu of issuing one or more stock certificates representing Shares, record ownership of the Shares issued pursuant to the Restricted Stock Award in the name of the Holder may, in the sole discretion of the Corporation, be evidenced by appropriate entry in the Corporation’s stock ownership records, in which case the Holder may receive a certificate or certificates representing such Shares only by written request to the Corporation.

5.           Holder Bound by the Plan.  The Holder hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof, including, without limitation, the Corporation’s and Subsidiaries’ tax withholding rights with respect to the Restricted Stock Award and the Shares issued pursuant thereto.  A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of this Agreement and of the Plan shall be final.  The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

6.           Modification of Agreement.  This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto; provided, however, that this Agreement may be amended without the consent of the Holder  if such amendment is not adverse in any material respect to the Holder or to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code.

7.           Severability.  Each provision of this Agreement is intended to be severable.  If any provision of this Agreement shall be invalid or unenforceable to any extent or in any application, the remaining provisions of this Agreement shall not be affected thereby and shall continue in effect and application to the fullest extent in accordance with their terms.

8.           Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of  Delaware, without giving effect to the principles of conflict of laws.

9.           Successors in Interest.  This Agreement shall inure to the benefit of, and be binding on, the Corporation and its successors and assigns.  This Agreement shall inure to the benefit of, and be binding on, the Holder and the Holder’s legal representatives.   All obligations imposed upon the Holder and all rights granted to the Corporation under this Agreement shall be final, binding and conclusive upon the Holder’s heirs, executors and administrators.  This Agreement shall not be assignable by the Holder.

10.           Entire Agreement.  This Agreement, together with the Plan, constitutes the entire agreement between the parties hereto with respect to the Restricted Stock Award.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INTERSECTIONS INC.

By:

[Name of Holder]

Exhibit D

INCENTIVE AWARD AGREEMENT

RSU AWARD AGREEMENT

THIS AGREEMENT, made as of _________, 20__, by and between Intersections Inc. (the “Corporation”) and ______ (the “Holder”).

WHEREAS, the Corporation has established the 2014 Stock Incentive Plan (the “Plan”) pursuant to which restricted stock units (the “RSUs”), may be awarded to employees, directors, consultants and independent contractors of the Corporation and its Subsidiaries; and

WHEREAS, an RSU constitutes an unfunded and unsecured promise of the Corporation to deliver (or cause to be delivered) to the Holder, subject to the terms of this Agreement, a share of common stock, par value $.01 of the Corporation (the “Share”) (or, in the sole discretion of the Board of Directors, cash equal to the Fair Market Value of the Share) on a delivery date as provided herein (the Shares that are deliverable to the Holder pursuant to the RSU are hereinafter referred to as “RSU Shares”); and

WHEREAS, it is intended that this Agreement shall set forth the terms, conditions and restrictions imposed with respect to said RSU award;

NOW, THEREFORE, the parties hereto agree as follows:

1.             RSU Award.

(a)           Pursuant to the Plan, the Holder has been awarded on _______________, 20__ (the “Award Date”), _______ RSUs (the “RSU Award”) subject to the terms, conditions and restrictions set forth in the Plan and in this Agreement.

(b)           The RSU Award and this Agreement are subject to all of the terms and conditions of the Plan, which terms and conditions are hereby incorporated by reference.  Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2.             Vesting and Restrictions.  Except as otherwise provided pursuant to the acceleration provisions of the Plan, the RSU Award shall become vested as follows [ADD VESTING SCHEDULE]; provided the Holder is still in the employ or service of the Corporation or a Subsidiary on each such respective vesting date.  If the Holder’s employment or service with the Corporation and its Subsidiaries terminates prior to the date on which the RSUs become vested, any RSUs which were not theretofore vested shall be cancelled with no compensation due to the Holder.  Any other applicable restrictions or conditions under the requirements of any stock exchange upon which any Shares issued pursuant to the RSUs or shares of the same class are then listed, and under any securities law applicable to such Shares, shall be imposed.

3.             Delivery of RSU Shares or Cash.  RSU Shares are to be delivered on or within a reasonable time after the date of vesting specified in Section 2 but no later than March 15th following the year in which such RSU vests (the “Delivery Date”).  On the Delivery Date, the Corporation shall transfer to the Holder one unrestricted, fully transferable Share (or, in the sole discretion of the Board of Directors, cash equal to the Fair Market Value of the Share on such date of vesting) for each vested RSU scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied.

4.             Ownership, Voting Rights, Duties.  Unless and until the delivery of underlying RSU Shares, the Holder has no rights as a shareholder of the Corporation.  The Holder’s rights with respect to the RSU Award shall be that of a general unsecured creditor of the Corporation.

5.             Holder Bound by the Plan.  The Holder hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof, including, without limitation, the Corporation’s and Subsidiaries’ tax withholding rights with respect to the RSU Award and any RSU Shares issued, or cash paid, pursuant thereto.  A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of this Agreement and of the Plan shall be final.  The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

6.             Modification of Agreement.  This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto; provided, however, that this Agreement may be amended without the consent of the Holder  if such amendment is not adverse in any material respect to the Holder or to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code.

7.             Severability.  Each provision of this Agreement is intended to be severable.  If any provision of this Agreement shall be invalid or unenforceable to any extent or in any application, the remaining provisions of this Agreement shall not be affected thereby and shall continue in effect and application to the fullest extent in accordance with their terms.

8.             Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws.

9.             Successors in Interest.  This Agreement shall inure to the benefit of, and be binding on, the Corporation and its successors and assigns.  This Agreement shall inure to the benefit of, and be binding on, the Holder and the Holder’s legal representatives.   All obligations imposed upon the Holder and all rights granted to the Corporation under this Agreement shall be final, binding and conclusive upon the Holder’s heirs, executors and administrators.  This Agreement shall not be assignable by the Holder.

10.           Entire Agreement.  This Agreement, together with the Plan, constitutes the entire agreement between the parties hereto with respect to the RSU award.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INTERSECTIONS INC.

By:

[Name of Holder]